Exhibit 23.4

Chairman	March 15, 2018
James W. Boyd	File: 3741.011

President and CEO
John T. Boyd II

Managing Director and COO
Ronald L. Lewis
CONSENT TO BE NAMED IN REGISTRATION STATEMENT
Vice Presidents
Robert J. Farmer
Russell P. Moran
John L. Weiss	Ladies and Gentlemen,
Michael F. Wick
William P. Wolf

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 of Preferred Sands, Inc. and the related prospectus that is a part thereof (the “Registration Statement”). We hereby further consent to: (i) the use in such Registration Statement of information contained in our reports setting forth the estimates of reserves of Preferred Sands, Inc. as of December 31,2017 (relating to reserves at the Genoa, Nebraska, Sanders, Arizona, Atascosa, Texas, Monahans, Texas and Oakwood, Oklahoma facilities), and (ii) the reference to us under the heading “Experts” in such Registration Statement.

Managing Director - Australia
Ian L. Alexander

Managing Director - China
Jisheng (Jason) Han

Managing Director – South America
Carlos F. Barrera

Managing Director – Metals
Gregory B. Sparks

Assistant to the President
Mark P. Davic

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317
(724) 873-4400
(724) 873-4401 Fax	Respectfully submitted,
jtboydp@jtboyd.com
JOHN T. BOYD COMPANY
Denver	By:	/s/ Ronald L. Lewis
(303) 293-8988	Ronald L. Lewis
jtboydd@jtboyd.com	Managing Director and COO

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

Bogota
+57-3115382113
jtboydcol@jtboyd.com

www.jtboyd.com